Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2019, contained in the Annual Report on Form 10-K for Akers Biosciences, Inc. incorporated by reference in the Registration Statement on Form S-1, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, dated December 5, 2019 and the related prospectus of Akers Biosciences, Inc. included therein.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

December 5, 2019